AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2003
                                                      REGISTRATION NO. 333-35605


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ROYAL PRECISION, INC.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                                          06-1453896
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                                 535 MIGEON AVE.
                          TORRINGTON, CONNECTICUT 06790
               (Address of Principal Executive Offices) (Zip Code)


   FM PRECISION GOLF CORP. 1997 STOCK OPTION PLAN; ROYAL GRIP, INC. 1993 STOCK
     OPTION PLAN, NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN AND NON-EMPLOYEE DIRECTOR OPTION PLAN AND OPTIONS ISSUED PURSUANT TO INDIVIDUAL CONTRACTS
               WITH EMPLOYEES AND CONSULTANTS OF ROYAL GRIP, INC.
                            (Full Title of the Plan)


                             KENNETH J. WARREN, ESQ.
                               5134 BLAZER PARKWAY
                               DUBLIN, OHIO 43017
                                 (614) 766-1960
 (Name, address and telephone number, including area code, of agent for service)


                                 WITH A COPY TO:

                             Victor A. Pollak, Esq.
                               Fabian & Clendenin
                          215 S. State St. , Suite 1200
                            Salt Lake City, UT 84111
                                 (801) 323-2247

                       DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-35605) (the "Registration Statement") of Royal Precision, Inc. (the "Company") pertaining to 610,896 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), which was filed with the Securities and Exchange Commission and became effective on September 15, 1997. On September 12, 2002, the Company, Royal Associates, Inc. ("RA") and RA Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of RA, entered into an Agreement and Plan of Merger pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of RA (the "Merger"). The Merger became effective on February 4, 2003 upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

     As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrington, State of Connecticut, on this 4th day of February, 2003.

                                        ROYAL PRECISION, INC.


                                        /s/ John C. Lauchnor
                                        ----------------------------------------
                                        John C. Lauchnor
                                        President and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                      TITLE                       DATE
           ---------                      -----                       ----

/s/ John C. Lauchnor           President and Chief Executive    February 4, 2003
---------------------------    Officer Director (Principal
John C. Lauchnor               Executive Officer)

/s/ Frank W. Mertes            Chief Financial Officer          February 4, 2003
---------------------------    (Principal Financial
Frank W. Mertes                and Accounting Officer)

/s/ Christopher A. Johnston    Chairman of the Board and        February 4, 2003
---------------------------    Director
Christopher A. Johnston

/s/ Richard P. Johnston        Director                         February 4, 2003
---------------------------
Richard P. Johnston

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

/s/ Kenneth J. Warren          Director                         February 4, 2003
---------------------------
Kenneth J. Warren

/s/ Charles S. Mechem, Jr.     Director                         February 4, 2003
---------------------------
Charles S. Mechem, Jr.

/s/ David E. Johnston          Director                         February 4, 2003
---------------------------
David E. Johnston

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